UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

(A)	Settlement Agreements with the United States and with Certain States

On April 26, 2011, WellCare Health Plans, Inc. (“WellCare” or the “Company”) entered into certain settlement agreements, described below, which will resolve the pending inquiries of the Civil Division of the United States Department of Justice (the “Civil Division”) and the United States Attorneys’ Offices for the Middle District of Florida (the “USAO Florida”) and the District of Connecticut (the “USAO Connecticut”). These settlement agreements are related to four federal qui tam complaints filed by relators against WellCare under the whistleblower provisions of the False Claims Act, 31 U.S.C. sections 3729-3733 as well as one state qui tam action filed in Leon County, Florida (the “Leon County Action”), which is similar to one of the federal qui tam complaints.  In connection with the execution of these settlement agreements, one of the federal qui tam actions, which had been filed in the District of Connecticut, was recently unsealed on April 29, 2011.  The other three federal qui tam actions, which are pending in the Middle District of Florida, had been unsealed in June 2010.  Additionally, the Leon County Action was unsealed on April 28, 2011.

The settlement agreements are with (a) the United States, with signatories from the Civil Division, the Office of Inspector General of the Department of Health and Human Services (“OIG-HHS”) and the Civil Divisions of the USAO Florida and the USAO Connecticut (the “Federal Settlement Agreement”) and (b) the following states (collectively the “States”): Connecticut, Florida, Georgia, Hawaii, Illinois, Indiana, Missouri, New York and Ohio (collectively, the “State Settlement Agreements”).  The material terms of the Federal Settlement Agreement and the State Settlement Agreements are, collectively, substantively the same as the terms of the previously disclosed preliminary settlement with the Civil Division, the USAO Florida and the USAO Connecticut as described most recently in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”).  As explained in greater detail in the Form 10-K, we have agreed, among other things, to pay the Civil Division a total of $137.5 million (the “Settlement Amount”), which is to be paid in installments over a period of up to 36 months after the date of the Federal Settlement Agreement (the “Payment Period”) plus interest at the rate of 3.125% per year. The settlement includes an acceleration clause that would require immediate payment of the remaining balance of the Settlement Amount in the event that WellCare is acquired or otherwise experiences a change in control during the Payment Period. In addition, the settlement provides for a contingent payment of an additional $35 million in the event that WellCare is acquired or otherwise experiences a change in control within three years of the execution of the Federal Settlement Agreement and provided that the change in control transaction exceeds certain minimum transaction value thresholds as specified in the Federal Settlement Agreement.

In exchange for the payment of the Settlement Amount, the United States and the States agree to release WellCare from any civil or administrative monetary claim under the False Claims Act and certain other legal theories for certain conduct that was at issue in their inquiries and the qui tam complaints.  Likewise, in consideration of the obligations in the Federal Settlement Agreement and the Corporate Integrity Agreement (as more fully described in Item 1.01(B) below), OIG-HHS agrees to release and refrain from instituting, directing or maintaining any administrative action seeking to exclude the Company from Medicare, Medicaid and other federal health care programs.

The Federal Settlement Agreement has not been executed by one of the relators.  Under its terms, this failure to timely execute is deemed to be an objection to the Federal Settlement Agreement.  In the case of an objection, the United States District Court for the Middle District of Florida (the “Court”) is required to conduct a hearing (a “Fairness Hearing”) to determine whether the proposed settlement is fair, adequate and reasonable under all the circumstances.  The Federal Settlement Agreement and the State Settlement Agreements will not be effective until the earlier of (a) the execution of the Federal Settlement Agreement by the objecting relator or (b) entry by the Court of a final order determining that the settlement is fair, adequate and reasonable under all the circumstances.

We can make no assurances that the objecting relator will execute the Federal Settlement Agreement or that the Court will approve the settlement at a Fairness Hearing and the actual outcome of these matters may differ materially from the terms of the settlement.

(B)	Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services

On April 26, 2011, WellCare entered into a Corporate Integrity Agreement (the “Corporate Integrity Agreement”) with the OIG-HHS.  The Corporate Integrity Agreement concludes the previously disclosed matters relating to the Company under review by OIG-HHS.

The Corporate Integrity Agreement formalizes various aspects of the Company’s ethics and compliance program and contains other requirements designed to help ensure WellCare’s ongoing compliance with federal health care program requirements.  The terms of the Corporate Integrity Agreement include:

•
Organizational Requirements.  WellCare must retain a Chief Compliance Officer (the “CCO”) responsible for the Company’s policies, procedures, and practices, and for monitoring day-to-day compliance activities.  WellCare must also maintain a Compliance Committee, chaired by the CCO and composed of other members of senior management, to assist the CCO in fulfilling his responsibilities.  In addition, WellCare is required to appoint Compliance Liaisons in each of its regional offices that will act as primary compliance contacts in the regions and may report directly to the Compliance Committee and the Company’s Board of Directors (the “Board”).

•
Internal Monitoring Requirements.  The Board, or a committee of the Board, is to meet not less than quarterly to review and oversee WellCare’s compliance program and its performance under the Corporate Integrity Agreement.  The Board, or a committee of the Board, is also responsible for arranging for a formal review of WellCare’s compliance program each year, with a report of such review to be submitted to OIG-HHS.  Certain members of senior management will be required to certify annually as to the compliance of activities within their respective areas to regulatory and Company-mandated requirements.  The Company is also required to maintain a disclosure program that enables individuals to disclose to the CCO any issues associated with WellCare’s policies, conduct or procedures with respect to a federal health care program that the individual believes to be a potential violation of law.

•
Compliance Training.  The Company is required to provide general compliance training to its officers, directors, employees working more than 160 hours per year for WellCare and certain other individuals.  In addition, certain WellCare employees and other individuals who provide certain types of services to the Company will receive additional training related to their job function or the scope of their engagement.

•
Screening.  WellCare is required to screen new and current employees against certain lists to ensure they are not ineligible to participate in federal health care programs.  If an individual is ineligible, the Company must either remove or decline to hire that individual or ensure that (a) the individual is not involved in WellCare’s business operations related to federal health care programs, including any position for which the individual’s compensation or the items or services furnished, ordered, or prescribed by the individual are paid in whole or part, directly or indirectly, by federal health care programs or otherwise with federal funds and, in the case of certain past offenses, (b) that such individual’s responsibilities do not adversely affect the quality of care provided to any beneficiary, or any claims submitted to any federal health care program.

•
Reporting.   WellCare is required to submit an implementation report within 150 days of the effective date of the Corporate Integrity Agreement summarizing its implementation.  On an ongoing basis, the Company is required to report to OIG-HHS certain changes in the Company, such as the identity of the CCO or the composition of the Compliance Committee or the Board, changes in the ongoing proceedings initiated by government entities against the Company, material changes in business units (such as change on location or purchase or sale of a unit).  The Company must also report to OIG-HHS certain significant events, such as a substantial overpayment from a federal health care program, a violation of a law applicable to a federal health care program or a filing of bankruptcy by the Company.  WellCare must also submit an annual report each year for five years that updates the initial implementation report and provides certain other information related to the Company’s performance under the Corporate Integrity Agreement.

•
Independent Review Organization.  WellCare is required to engage an “Independent Review Organization” (IRO) to review and prepare written reports regarding the Company’s reporting practices related to federal health care programs, the Company’s bid submissions to federal health care programs and, if applicable, whether the Company sought payment for certain “unallowable costs” (as defined in the Federal Settlement Agreement).

The Corporate Integrity Agreement has a term of five years.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)           This information set forth under Item 1.01(A) is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2011	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel & Secretary